GERALD M. CONDER
                                 Attorney At Law
                               466 South 500 East
                           Salt Lake City, Utah 84102
                                 (801) 359-8622
                               Fax (801) 359-8995



November 10, 1999

U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the S-8 Registration Statement of Colormax Technologies, Inc., a Delaware corporation (the "Registrant"), SEC File No. 001-07301, to be filed on or about November 10, 1999, covering the registration and issuance of 100,000 shares of common stock to one individual consultant

Ladies and Gentlemen:

         I hereby consent to be named in the above referenced Registration Statement, and to have my opinion appended as an exhibit thereto.

                                  Sincerely yours,

                                  /s/ Gerald M. Conder
                                  --------------------
                                  Gerald M. Conder


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